EXHIBIT: 99.1

NEWS RELEASE

Contact:	Jack Eversull
The Eversull Group
972-991-1672
972-991-7359 (fax)

E-mail:	jack@theeversullgroup.com
Web Site:	www.atsi.net

ATSI Announces April 26, 2007 Redemption Date for Series H Convertible Preferred Stock

San Antonio, Texas - March 5, 2007 - ATSI Communications, Inc. (OTC BB: ATSX) announced today that the Company will redeem each share of its Series H Convertible Preferred Stock outstanding on April 26, 2007 (the "Redemption Date") for one (1) share of the Company's common stock. After the Redemption Date, all certificates representing shares of the Series H Convertible Preferred Stock will be deemed to be converted into and to represent the same number shares of common stock.

Holders of the Series H Convertible Preferred Stock will receive a notice of redemption and other necessary documents from American Stock Transfer and Trust Company, Inc. (AST), ATSI's transfer agent. All documents have also been posted on the Company's web site at www.atsi.net.

Each issued and outstanding share of Series H Convertible Preferred Stock is presently convertible at the option of the holder into one and one-half (1 1/2) shares of common stock. The Series H convertible preferred holder may exercise their right of conversion at any time prior to the Redemption Date by submitting their certificate representing shares of Series H Convertible Preferred Stock to American Stock Transfer and Trust Company, Inc. with a request for conversion. All conversion requests must be received on or before April 25, 2007 to be effective. Any certificates received by the transfer agent after the Redemption Date will not receive the conversion premium and will be redeemed for one (1) share of common stock. Shareholders with shares of Series H Convertible Preferred Stock being held at a brokerage firm should send the information to their broker for conversion.

ATSI Communications, Inc. operates through its two wholly owned subsidiaries, Digerati Networks, Inc. and Telefamilia Communications, Inc. Digerati Networks, Inc. is a premier global VoIP carrier serving rapidly expanding markets in Asia, Europe, the Middle East, and Latin America, with an emphasis on Mexico. Through Digerati’s partnerships with established foreign carriers and network operators, interconnection and service agreements, and a NexTone powered VoIP network, ATSI believes it has clear advantages over its competition. Telefamilia Communications provides specialized retail communication services that includes VoIP services to the high-growth Hispanic market in the United States. ATSI also owns a minority interest of a subsidiary in Mexico, ATSI Comunicaciones, S.A. de C.V., which operates under a 30-year government issued telecommunications license.

Except for the historical information contained herein, the matters discussed in this release include certain forward-looking statements, which are intended to be covered by the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have identified forward-looking statements by using words such as "expect," "believe," "should," “may,” “intend,” and “anticipate” or words of similar import. Those statements include, but may not be limited to, all statements regarding our management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. Although we believe our expectations are reasonable, our operations involve a number of risks and uncertainties, and these statements may turn out not to be true. These risks and uncertainties include the assumption that we will continue as a going business; our inability to predict or anticipate changes in regulations or the actions of domestic and foreign governments; and the continued availability of funds in amounts and on acceptable terms. More detailed information about ATSI Communications, Inc. is available in the Company’s public filings with the Securities and Exchange Commission. We believe that the assumptions underlying the forward- looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to our management.  We assume no obligation to update any forward-looking statements, except as required by law.